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                                                               Exhibit 10.30C


          The security represented by this instrument has not been registered under the Securities Act of 1933, as amended. The transfer of such security is subject to the conditions specified in the Amended and Restated Senior Secured Note and Warrant Purchase Agreement, dated as of January 23, 1998, as amended and modified from time to time, between the issuer (the "COMPANY"), International Wireless Communications Holdings, Inc. and certain investors from time to time a party thereto, and the Company reserves the right to refuse the transfer of such security until such conditions have been fulfilled with respect to such transfer. Upon written request, a copy of such conditions shall be furnished by the Company to the holder hereof without charge.

          This Note has been issued with original issue discount, and as required by treasury regulation Section 1.1275-3(b)(1), information regarding the issue price, the amount of original issue discount, the issue date and the yield to maturity may be obtained from the Company.

                          RADIO MOVIL DIGITAL AMERICAS, INC.

                                AMENDED AND RESTATED
                           SENIOR SECURED PROMISSORY NOTE


Date of Issuance:                                                 $25,000,000
January 23, 1998

    Radio Movil Digital Americas, Inc. a Delaware corporation (the "COMPANY"), hereby promises to pay to the order of BT Foreign Investment Corporation, a Delaware corporation ("BTFIC"), the principal amount of $25,000,000, together with interest thereon on the unpaid principal amount of each issuance of principal evidenced by this Note calculated from the date of such issuance in accordance with the provisions of this Note and all other amounts owing hereunder.

    On July 23, 1996, the Company issued a Convertible Secured Promissory Note to BTFIC, dated July 23, 1996, and payable to the order of BTFIC in the original principal amount equal to $14,000,000 (the "$14,000,000 NOTE") pursuant to a Note Purchase Agreement dated as of July 23, 1996, as amended July 23, 1997 and September 30, 1997 (as so amended, the "$14,000,000 PURCHASE AGREEMENT").

    On July 23, 1997, the Company issued a Convertible Secured Promissory Note to BTFIC, dated July 23, 1997, and payable to BTFIC in the original principal amount equal to $1,000,000 (the "$1,000,000 NOTE") pursuant to a Note Purchase Agreement dated as of July 23, 1997, as amended September 30, 1997 (as so amended, the "$1,000,000 PURCHASE AGREEMENT").


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    The Company and BTFIC have agreed that additional issuances of principal will be made to the Company under this Note, that all prior issuances of principal made by BTFIC pursuant to the $14,000,000 Purchase Agreement and the $1,000,000 Purchase Agreement will be evidenced by this Note and both parties desire to amend and restate the Original Note to read as set forth in this Note. The Company and BTFIC each agree that the indebtedness evidenced by this Note, is, in part a restatement of the indebtedness previously evidenced by, and this Note is issued in replacement and substitution for, but not in payment of, the undersigned's $14,000,000 Note and $1,000,000 Note. The execution and delivery of this Note and all other documents and instruments in connection herewith shall not be construed to (i) deem to have repaid any amount of principal of or interest on the $14,000,000 Note or $1,000,000 Note or (ii) release, cancel terminate or otherwise adversely prejudice all or any part of the Lien granted to secure the Obligations or any guaranty thereof.

    This Note was issued pursuant to an Amended and Restated Senior Secured Note and Warrant Purchase Agreement, dated as of January 23, 1998 (as amended and modified from time to time, the "PURCHASE AGREEMENT"), among the Company, International Wireless Communications Holdings, Inc. and certain investors from time to time a party thereto, and this Note is the "Note" referred to in the Purchase Agreement. As of the date hereof, no other "NOTES" have been issued pursuant to the Purchase Agreement. The Purchase Agreement contains terms governing the rights of the holder of this Note, and all provisions of the Purchase Agreement are hereby incorporated herein in full by reference. Except as otherwise indicated herein, capitalized terms used in this Note have the same meanings set forth in the Purchase Agreement.

    1. PAYMENT OF INTEREST. Except as otherwise expressly provided herein or in the Purchase Agreement, interest has accrued at the rate of 9% per annum through July 23, 1997, 11.5% per annum thereafter through January 23, 1998 and 14.5% per annum thereafter (computed on the basis of a 360-day year and the actual number of days elapsed in any year) on the unpaid principal amount of this Note (including any predecessors thereof) outstanding from time to time until the date paid, or (if less) at the highest rate then permitted under applicable law. The Company shall pay to the holder of this Note all accrued interest on the 23rd day of each February, May, August and November and the Stated Maturity Date, beginning May 23rd, 1998. Unless prohibited under applicable law, any accrued interest which is not paid on the date on which it is due and payable shall bear interest at the same rate at which interest is then accruing on the principal amount of this Note until such time as payment therefor is actually delivered to the holder of this Note. Any accrued interest which for any reason has not theretofore been paid shall be paid in full on the date on which the final principal payment on this Note is made.

    2.  PAYMENT OF PRINCIPAL ON NOTE.

        (a) STATED MATURITY DATE. On the Stated Maturity Date, the Company shall pay the principal amount of $25,000,000 (or such lesser principal amount then outstanding) to the holder of this Note, together with all accrued and unpaid interest on the principal amount


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being repaid and all other Obligations owing hereunder in accordance with
Section 8.6 of the Purchase Agreement.

    (b) OPTIONAL PREPAYMENTS. Subject to subsection 3(c) below, the Company may, at any time and from time to time, prepay all or any portion (in whole number multiples of $5,000,000 only or such lesser amount as then outstanding or as necessary to comply with subsection 3(c) hereof) of the outstanding principal amount of the Notes, pro rata among the holders of the Notes on the basis of the outstanding principal amount of the Note held by each holder. In connection with each prepayment of principal hereunder, the Company shall also pay all accrued and unpaid interest on the Notes and all other amounts that are required to be repaid prior to or concurrently with principal in accordance with Section 8.6 of the Purchase Agreement (which in certain instances includes a premium on the Notes). A prepayment of less than all of the outstanding principal amount of each of the Notes shall not relieve the Company of its obligation to make the scheduled payment of the Note on the scheduled payment date pursuant to Section 2(a) above.

    (c)  MANDATORY PREPAYMENTS, ETC..

         (i) MANDATORY PREPAYMENT. The Company shall make a mandatory prepayment of Obligations in accordance with Section 8.6 of the Purchase Agreement (which in certain instances includes a premium on the Notes) in an aggregate amount equal to (w) 100% of the aggregate amount of cash proceeds (and the fair market value of all other proceeds) (net of reasonable selling expenses, estimated taxes, any amounts applied to repay Indebtedness secured by such assets and any reserve for adjustment in respect of the sale price of the assets sold; it being understood that any reserves that are released shall become a part of the Net Proceeds and the Company shall be obligated to make a mandatory prepayment in an aggregate amount equal to the amount of such reserves at the time that such reserves are released), including by recovery of insurance proceeds in excess of $100,000 (except to the extent that such insurance proceeds are promptly used to replace the assets giving rise to the insurance proceeds and BTFIC in its discretion (such discretion not to be unreasonable) determines to exclude such amounts from Net Proceeds), received or to be received by it or any Affiliate ("NET PROCEEDS") from any sale or disposition (whether voluntary or involuntary, including by casualty loss) or series of related sales or dispositions (other than sales of inventory in the ordinary course of business and sales expressly contemplated by the Post Merger Reorganization that do not give rise to any cash proceeds) of any assets of a Brazilian Entity or any equity interests of a Brazilian Entity, (x) 100% until the conditions set forth in Section 4.10 of the Purchase Agreement have been fully satisfied, and thereafter 50% (or 30% after the aggregate unpaid principal amount of the Notes is less than $20,000,000) of the aggregate amount of Net Proceeds from any sale or disposition of any assets or equity interests ("LATIN AMERICAN NON-BRAZILIAN ASSETS") of a Latin American Non-Brazilian Entity remaining after subtracting from such Net Proceeds an aggregate amount, not to exceed $3,000,000 less the then outstanding amount of the BTCO Fee, which shall be re-invested in a Brazilian Entity and such amount will be used for no other purpose (and the holder of this Note has been provided satisfactory evidence to such effect and, in addition, no such reduction shall occur if the BTCO Fee has not been fully paid), and to the extent not already covered by clauses (w) and (x) above, (y) 100% of the aggregate amount of Dividends and


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intercompany Indebtedness paid by a Brazilian Holding Entity, and (z) 50% (or
30% after the aggregate unpaid principal amount of the Notes is less than $20,000,000) of the aggregate amount of Dividends and intercompany Indebtedness paid by a Latin American Non-Brazilian Entity. Notwithstanding the foregoing, in lieu of making a prepayment of the principal amount of the Notes as otherwise required above, upon concurrent notice to the holder hereof, and, if and only if, the conditions set forth in this subsection 2(c)(i) are fully satisfied and all Obligations other than the unpaid principal amount of the Notes have been paid in full, the Company may immediately deposit or cause to be deposited an aggregate amount equal to the aggregate amount of its prepayment obligation into a bank account maintained with an entity designated by the holder or holders of at least a majority of the outstanding principal amount of the Notes (which entity may be an Affiliate of BTFIC) in which the holders of Notes have (and the Company has delivered satisfactory evidence to the holder hereof that the holders of Notes have, which satisfactory evidence will include the delivery of an acceptable opinion to such effect, other than with respect to priority) a first priority Lien on such account and the funds contained therein, to be held as collateral for the prompt payment and performance of the Obligations (the "SALES RESERVE ACCOUNT"). Notwithstanding the foregoing, after the requirements set forth in Section 4.10 of the Purchase Agreement have been fully satisfied, any principal amounts held in the Sales Reserve Account in excess of the principal amounts that would be held in such account had the requirements set forth in Section 4.10 been fully satisfied as of the date of issuance, shall be released from the Sales Reserve Account and delivered to the Company or its designee.

    (ii) MANNER OF PAYMENT. Except as otherwise provided herein, all such prepayments of the Notes under this subsection 2(c) shall be made within five
(5) business days of the consummation of the particular event or transaction giving rise to such payment obligation, and the Company shall deliver to the holder a certificate of its chief financial officer showing the calculation of the amount of such prepayment. Each prepayment shall be applied to the payment of Obligations in the manner, and order in which payments are made pursuant to Section 8.6 of the Purchase Agreement.

    (d) NOTICE. The Company shall give notice to the holder of this Note of any event or transaction which the Company reasonably believes will trigger a prepayment under subsection 2(c) not later than 12:00 noon, New York time, on the tenth Business Day preceding the date of payment (but in no event later than the occurrence of such event or transaction), specifying the aggregate principal amount it expects to be prepaid and the payment date (or, alternatively, if applicable, the aggregate amount to be deposited into the Sales Reserve Account).

    3.  TRANSFER AND EXCHANGE; REPLACEMENT; CANCELLATION.

    (a) TRANSFER AND EXCHANGE. Upon surrender of any Note for transfer or for exchange to the Company at its principal office, the Company at its expense will (subject to the conditions set forth herein and in the Purchase Agreement) execute and deliver in exchange therefor a new Note or Notes, as the case may be, as requested by the holder or transferee, which aggregate the unpaid principal amount of such Note, issued as such holder or transferee may request, dated so that there will be no gain or loss of interest on such surrendered Note and


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

otherwise of like tenor. The issuance of new Notes shall be made without charge to the holder(s) of the surrendered Note for any issuance tax in respect thereof or other cost incurred by the Company in connection with such issuance.

    (b) REPLACEMENT. Upon receipt of evidence reasonably satisfactory to the Company (an affidavit of the holder of this Note shall be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any Note and, in the case of any such loss, theft or destruction, upon receipt of an indemnity reasonably satisfactory to the Company (provided that if the holder is a financial institution or other institutional investor, its own agreement shall be satisfactory), or, in the case of any such mutilation, upon the surrender of such Note to the Company at its principal office, the Company shall (at its expense) execute and deliver, in lieu thereof, a new Note of the same class and representing the same rights represented by such lost, stolen, destroyed or mutilated Note and dated so that there will be no loss of interest on such Note. Any Note in lieu of which any such new Note has been so executed and delivered by the Company shall not be deemed to be an outstanding Note for any purpose of the Purchase Agreement.

    (c) CANCELLATION. Subject to (and without prejudice to) Section 8.19 of the Purchase Agreement, after all principal accrued interest, premium and all other Obligations which may be owing on this Note have been paid in full in cash, this Note shall be surrendered to the Company for cancellation.

    4. PAYMENTS. All payments to be made to the holders of the Notes shall be made in the lawful money of the United States of America in immediately available funds. Any payment received by the holder of this Note after 12:00 noon (New York time) on any day, will be deemed to have been received on the next following Business Day.

    5. PLACE OF PAYMENT. Payments of principal, interest, premium and other amounts shall be delivered to the holder hereof at the following address:

        Bankers Trust Company
        New York, New York
        ABA:  021001033
        Credit: BT Foreign Investment Corporation
        Account:  04807274
        Further Reference:  D951355/D974278
        Attention:  Shoba Mohan

    or to such other address or to the attention of such other Person as specified by prior written notice to the Company.

    6. BUSINESS DAYS. If any payment is due, or any time period for giving notice or taking action expires, on a day which is not a Business Day, the payment shall be due and payable on, and the time period shall automatically be shortened to, the immediately preceding Business Day.


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    7.  GOVERNING LAW.  THIS NOTE SHALL BE GOVERNED AND CONSTRUED IN
ACCORDANCE WITH THE DOMESTIC LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICT OF LAW PROVISION OR RULE (WHETHER OF THE STATE OF NEW YORK OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK.

    8. USURY LAWS. It is the intention of the Company and the holder of this Note to conform strictly to all applicable usury laws now or hereafter in force, and any interest payable under this Note shall be subject to reduction to the amount not in excess of the maximum legal amount allowed under the applicable usury laws as now or hereafter construed by the courts having jurisdiction over such matters. If the maturity of this Note is accelerated by reason of an election by the holder hereof resulting from an Event of Default, voluntary prepayment by the Company or otherwise, then earned interest may never include more than the maximum amount permitted by law, computed from the date hereof until payment, and any interest in excess of the maximum amount permitted by law shall be canceled automatically and, if theretofore paid, shall at the option of the holder hereof either be rebated to the Company or credited on the principal amount of this Note, or if this Note has been paid, then the excess shall be rebated to the Company. The aggregate of all interest (whether designated as interest, service charges, points or otherwise) contracted for, chargeable, or receivable under this Note shall under no circumstances exceed the maximum legal rate upon the unpaid principal balance of this Note remaining unpaid from time to time. If such interest does exceed the maximum legal rate, it shall be deemed a mistake and such excess shall be canceled automatically and, if theretofore paid, rebated to the Company or credited on the principal amount of this Note, or if this Note has been repaid, then such excess shall be rebated to the Company.

    9. COLLATERAL. The obligations of the Company under this Note are secured by the Collateral and the Security Documents.


                                 *   *   *   *


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    IN WITNESS WHEREOF, the Company has executed and delivered this Note on the Date of Issuance.

                                       RADIO MOVIL DIGITAL AMERICAS, INC.



                                       By  __________________________________
                                       Its __________________________________


Attest:

_________________________
Secretary

STATE OF CALIFORNIA )
COUNTY    )

    I, the undersigned authority, a Notary public in and for said County and State, hereby certify that _______________________, whose name as of RADIO MOVIL DIGITAL AMERICAS, INC. a Delaware corporation, is signed to the foregoing instrument, and who is known to me, acknowledge before me on this day that, being informed of the contents of the instrument, he/she, as such officer and with full authority, executed the same voluntarily for and as the act of said corporation.

    Given under my hand and official seal this _____ day of January, 1998


                                       ______________________________________
                                       Notary Public

                                       Commission Expires: __________________